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                                                                   Exhibit 10.11

                             CLICK COMMERCE, INC.
                            STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT, is made as of April 1, 2000 between Click Commerce, Inc., a Delaware corporation (the "Company"), and Leslie Shroyer (the "Optionee").

                                 W I T N E S S E T H:

     WHEREAS, in consideration for the provision of consulting services by Optionee, the Company desires to provide the Optionee with the opportunity to purchase shares of its common stock, $.001 par value per share (the "Common Stock"), in accordance with the terms of the Amended and Restated Click Commerce, Inc. Stock Option and Stock Award Plan (the "Plan"):

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto mutually covenant and agree as follows:

     1. Grant of Option. The Company hereby grants to the Optionee an option (the "Option") to purchase all or any part of an aggregate of 10,000 shares of Common Stock (such number being subject to adjustment as provided in Paragraph 11 of the Plan) on the terms and conditions hereinafter set forth. The Option is hereby designated as an "Nonqualified Stock Option" or "Nonstatutory Stock Option" ("NSO") not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986 as amended ("Code"), to the extent permitted under that section.

     2. Purchase Price. The per share purchase price of the shares of Common Stock issuable upon exercise of the Option shall be $5.25.

     3. Term. The term of the Option designated as an NSO shall be for a period of ten (10) years from the date hereof.

     4.   Vesting.

     (a) The Options granted hereunder are vested upon execution of this Agreement.

     (b) In the event of a merger or consolidation of the Company constituting a "Change of Control" under Section 6 of the Plan, in connection with such transaction the Company may exchange the Option for options to acquire shares of capital stock of the successor company pursuant to such merger or consolidation on a basis consistent with the merger consideration paid to stockholders of the Company.

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5.   Exercise.

     (a) The Optionee shall be entitled to exercise the Option (i) in the event of a "Qualified IPO" within the meaning of Section 6 of the Plan, or (ii) in the event of a Change in Control within the meaning of Section 6 of the Plan. The determination of a Qualified IPO or a Change in Control shall be made by the "Committee" (as defined in Section 4 of the Plan) in accordance with the terms of the Plan. Notwithstanding the foregoing, the Option shall not be exercisable after the expiration date of the Option.

     (b) In connection with any public offering by the Company of its Common Stock, the Optionee agrees not to, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any securities of the Company held by Optionee or enter into any Hedging Transaction (as defined below) relating to any securities of the Company for a period not to exceed 360 days following the effective date of the initial public offering. For purposes of this Section 5, "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Company's Common Stock.

     6. Nontransferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee. Without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process, and any attempt to do so shall be void.

     7.   Method of Exercising Option.

     (a) Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice by registered or certified mail, return receipt requested, addressed to the Company at its offices at the address for notices set forth in Section 9. Such notice shall state that the Option is being exercised thereby and the number of shares of Common Stock in respect of which it is being exercised. It shall be signed by the person or persons so exercising the Option and shall be accompanied by payment in full of the Option price for such shares of Common Stock (i) in cash, (ii) in shares of Common Stock to be valued at the Fair Market Value (as defined in Section 6(b) of the Plan) thereof on the date of such exercise, (iii) with a combination of the foregoing, or (iv) by other means authorized by the Committee. If the tender of shares of Common Stock as payment of the Option price would result in the issuance of fractional shares of Common Stock, the Company shall instead return the balance in cash or by check to the Optionee. If the

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Option is exercised by any person or persons other than the Optionee under
Section 6, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. The Company shall issue, in the name of the person or persons exercising the Option, and deliver a certificate or certificates representing such shares as soon as practicable after notice and payment shall be received.

     (b) The Option may be exercised in accordance with Section 5 and the terms of the Plan with respect to any whole number of shares included therein, but in no event may an Option be exercised as to less than one hundred (100) shares at any one time, or the remaining shares covered by the Option if less than two hundred (200).

     (c) The Optionee shall have no rights of a stockholder with respect to shares of Common Stock to be acquired by the exercise of the Option until the date of issuance of a certificate or certificates representing such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued. All shares of Common Stock purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

     (d) If at any time the Company is required to withhold tax on ordinary income recognized by the Optionee with respect to the shares received under the Option, the amount required to be withheld shall be provided to the Company by the Optionee. Such amount shall be paid in due course by the Company to the applicable taxing authorities as income taxes withheld.

     8. General. The Company shall during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue taxes, if any, with respect to the issuance of shares of Common Stock hereunder and all other fees and expenses necessarily incurred by the Company in connection herewith, and shall, from time to time, use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable hereto.

     9. Notices. Each notice relating to this Agreement shall be in writing and shall be sufficiently given if sent by registered or certified mail, or by nationally recognized overnight delivery service, postage or charges prepaid, to the address as hereinafter provided. Any such notice or communication given by mail shall be deemed to have been given two business days after the date so mailed, and such notice or communication given by overnight delivery service shall be deemed to have been given one business day after the date so sent. Each notice to the Company shall be addressed to it at its offices at 200 E. Randolph Street, Suite 4900, Chicago, Illinois 60611 (Attention: Rebecca Maskey). Each notice to the Optionee or other person or persons then entitled to exercise the Option

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shall be addressed to the Optionee or such other person or persons at the
Optionee's last known address.

     10. Incorporation of the Plan. Notwithstanding the terms and conditions contained herein, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. A copy of the Plan has been delivered to the Optionee and is hereby incorporated by reference. In the event of any discrepancy or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall control.

     11. Continuance of Involvement with the Company. The granting of the Option is in consideration of the Optionee's services as a director of and consultant to the Company or any subsidiary; provided, that nothing in this Agreement shall confer upon the Optionee the right to continue as a member of the board of the Company or any subsidiary or affect the right of the Company or any subsidiary to terminate the Optionee's membership or consultancy at any time in the sole discretion of the Company or any subsidiary, with or without cause.

     12. Interpretation. The interpretation and construction of any terms or conditions of the Plan, or of this Agreement or other matters related to the Plan by the Committee shall be final and conclusive.

     13. Enforceability. This Agreement shall be binding upon the Optionee and such Optionee estate, personal representative and beneficiaries.


                                 *     *     *


     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Optionee has executed this Agreement all as of the day and year first above written.


                         CLICK COMMERCE, INC.

                         By: /s/ Michael W. Ferro, Jr.
                            ----------------------------
                         Its: Chief Executive Officer
                             ----------------------------


                         OPTIONEE:

                         /s/ Leslie Shroyer
                         ---------------------------------------
                                    Leslie Shroyer


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